Form 4 Joint Filer Information

Name:					Vertex Technology Fund Ltd

Address:				51 Cuppage Road
					#10-08 Starhub Centre
					Singapore 229469


Designated Filer:			Vertex Venture Holdings Ltd

Issuer & Ticker Symbol:			Versant Corporation (VSNT)

Date of Event
Requiring Statement:			February 24, 2006

Signature:				By:/s/ Chua Joo Hock
					Title: Director



Name:					Vertex Technology Fund (II) Ltd

Address:				51 Cuppage Road
					#10-08 Starhub Centre
					Singapore 229469


Designated Filer:			Vertex Venture Holdings Ltd

Issuer & Ticker Symbol:			Versant Corporation (VSNT)

Date of Event
Requiring Statement:			February 24, 2006

Signature:				By:/s/ Chua Joo Hock
					Title: Director




Name:					Vertex Management (II) Pte Ltd

Address:				51 Cuppage Road
					#10-08 Starhub Centre
					Singapore 229469


Designated Filer:			Vertex Venture Holdings Ltd

Issuer & Ticker Symbol:			Versant Corporation (VSNT)

Date of Event
Requiring Statement:			February 24, 2006

Signature:				By:/s/ Chua Joo Hock
					Title: Director


Name:					Vertex Investment International (III) Inc.

Address:				P.O. Box 957
					Offshore Incorporations Centre
					Road Town, Tortola
					British Virgin Islands


Designated Filer:			Vertex Venture Holdings Ltd

Issuer & Ticker Symbol:			Versant Corporation (VSNT)

Date of Event
Requiring Statement:			February 24, 2006

Signature:				By:/s/ Toh Kim Huat
					Title: Director